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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      We hereby consent to the incorporation by reference in the registration statements of IAT Multimedia, Inc. on Form S-3 (File Nos. 333-64111 and 333-71901) of our report dated March 25, 1999 which report is included in the Annual Report on Form 10-K for the year ended December 31, 1998 of IAT Multimedia, Inc.






                                                ROTHSTEIN, KASS & COMPANY, P.C.




Roseland, New Jersey
March 29, 1999